Exhibit 99.1

         Tesoro Corporation Announces Second Quarter Results;
                  Achieves Year-End Debt Target Early


    SAN ANTONIO--(BUSINESS WIRE)--Aug. 7, 2007--Tesoro Corporation (NYSE:TSO) today reported record second quarter net income of $443 million, or $3.17 per share, compared to $326 million, or $2.33 per share in the second quarter of 2006. Year-to-date net income totaled $559 million, or $4.02 per share, which is $190 million or 51% ahead of 2006.

    Year-to-date refinery operating income has surpassed one billion dollars compared to $718 million in the same period last year. The improvement is primarily attributable to increases in throughput and clean product margins. The Company achieved 91% utilization rates for the second quarter, excluding results from the Los Angeles refinery. "While the addition of the Los Angeles refinery positively impacts our year over year comparisons, approximately 90% of our second quarter earnings growth was from our existing system," said Bruce Smith, Tesoro's Chairman, President and CEO. "It was a busy quarter for the company. We successfully integrated the new Shell and USA retail assets, integrated the Los Angeles refinery and completed two turnarounds at the facility. Now that Los Angeles has finished its scheduled maintenance for the year, we expect the refinery to run at higher throughput rates and to capture a greater percentage of the available margin than we recorded in the second quarter," said Smith.

    Capital expenditures for the year are expected to remain at $900 million. In 2007, the Company has completed the Amorco wharf crude oil blending project at Golden Eagle, installed the new diesel desulphurization unit in Alaska, and upgraded the catalytic cracker unit at Salt Lake City. In the third quarter the Company expects to increase the sulfur handling capabilities of the Anacortes refinery, thereby increasing the amount of sour crude the refinery can process. The Golden Eagle coker modification project is on budget and on track to be completed in the first quarter of 2008.

    At the end of June, the Company's debt to capitalization was 37%. By August 3rd the Company repaid all outstanding borrowings on our revolving line of credit. Including the debt repayments subsequent to the quarter, our pro-forma debt to capitalization ratio would have been 33% at June 30, 2007. "One of our main goals this year was to reduce our debt-to-capitalization ratio to below 40% by year end, which we achieved almost six months early. The Company does not have additional debt that can be repaid, so cash flow will now be directed towards organic capital projects. We believe these programs offer the opportunity to continue to substantially increase shareholder value," said Smith.

    Los Angeles Refinery Update

    Operating income from the Los Angeles refinery was $23 million for the 51 days in the second quarter the Company held operational control and includes $30 million negative impact associated with building inventory to required levels. Throughput and yield averages over the 51 days of operation were 89 thousand barrels-per-day (bpd) and 103 thousand bpd, respectively. "We are enthused by the results we've seen in our first few months of operations, even with the extensive maintenance we have completed," said Smith. "While we understand there is work to be done, we are confident in the team we have assembled to execute our capital program." As previously disclosed, the Company plans to spend a billion dollars in capital at the refinery over the next four to five years to improve operations, increase throughput and fulfill environmental regulations.

    "Synergistic benefits from the acquisition, which we expect to be $100 million in the first twelve months of operations, are being achieved as planned. In terms of feedstocks, we are seeing benefits in both the grades of crude oil and shipping costs. Additionally, the trading and supply team is finding greater flexibility in optimizing intermediate products such as naphtha and reformate around our west coast assets. I expect our team to continue uncovering opportunities that unlock the earnings power of the system we have put together," said Smith.

    Board Declares Quarterly Dividend

    Tesoro announced today that its Board of Directors has approved a regular quarterly cash dividend of $0.10 per share. The dividend is payable September 17th, 2007 to shareholders of record as of September 3rd, 2007.

    Public Invited to Listen to Analyst Conference Call via Internet

    At 9:30 a.m., CDT, Tuesday, August 7th, 2007, Tesoro will broadcast, live, its conference call with analysts regarding second quarter 2007 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www.tsocorp.com.

    Tesoro Corporation, a Fortune 150 Company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 660,000 barrels per day. Tesoro's retail-marketing system includes over 890 branded retail stations, of which over 450 are company operated under the Tesoro(R), Shell(R), Mirastar(R) and USA(R) brands.

    This earnings release contains certain statements that are "forward-looking" statements concerning the market environment, and our expectations on capital expenditures within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.


                          TESORO CORPORATION
                STATEMENTS OF CONSOLIDATED OPERATIONS
                             (Unaudited)
                (In millions except per share amounts)

                                        Three Months     Six Months
                                             Ended           Ended
                                           June 30,        June 30,
                                        --------------  --------------
                                         2007    2006    2007    2006
                                        ------  ------  ------  ------
Revenues                               $ 5,604 $ 4,929 $ 9,480 $ 8,806
Costs and Expenses:
 Costs of sales and operating expenses 4,710 4,276 8,258 7,965 Selling, general and administrative
  expenses                                  73      45     142      85
 Depreciation and amortization              89      60     158     120
 Loss on asset disposals and
  impairments                                3       5       5      12
                                        ------  ------  ------  ------
Operating Income                           729     543     917     624
Interest and Financing Costs              (30)    (21)    (47)    (41)
Interest Income and Other                   11       7      25      17
                                        ------  ------  ------  ------
  Earnings Before Income Taxes             710     529     895     600
Income Tax Provision                       267     203     336     231
                                        ------  ------  ------  ------
Net Earnings                           $   443 $   326 $   559 $   369
                                        ======  ======  ======  ======
Net Earnings Per Share:
 Basic                                 $  3.26 $  2.40 $  4.13 $  2.70
 Diluted                               $  3.17 $  2.33 $  4.02 $  2.63
Weighted Average Common Shares:
 Basic                                   135.7   136.0   135.4   136.5
 Diluted                                 139.6   139.8   139.2   140.5

---------------------------------------
Note: Amounts include the results of operations of our Shell and USA
 Petroleum acquisitions since their acquisition dates in May 2007. Share and per share data for both periods presented reflect the effect of a two-for-one stock split effected in the form of a stock dividend which was distributed on May 29, 2007.


                          TESORO CORPORATION
                   SELECTED OPERATING SEGMENT DATA
                             (Unaudited)
                            (In millions)


                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                 ------------------ ------------------
                                   2007      2006     2007      2006
                                 --------  -------- --------  --------
Operating Income (Loss)
 Refining                        $   791   $   593  $ 1,047   $   718
 Retail                                -       (12)     (11)      (24)
                                 --------  -------- --------  --------
  Total Segment Operating Income     791       581    1,036       694
 Corporate and Unallocated Costs     (62)      (38)    (119)      (70)
                                 --------  -------- --------  --------
     Operating Income                729       543      917       624
 Interest and Financing Costs        (30)      (21)     (47)      (41)
 Interest Income and Other            11         7       25        17
                                 --------  -------- --------  --------
     Earnings Before Income
      Taxes                      $   710   $   529  $   895   $   600
                                 ========  ======== ========  ========

Depreciation and Amortization
 Refining                        $    79   $    54  $   141   $   108
 Retail                                7         4       11         8
 Corporate                             3         2        6         4
                                 --------  -------- --------  --------
        Depreciation and
         Amortization            $    89   $    60  $   158   $   120
                                 ========  ======== ========  ========
                                       -
Capital Expenditures
 Refining                        $   176   $    88  $   307   $   143
 Retail                                1         -        2         1
 Corporate                            12         6       20         8
                                 --------  -------- --------  --------
        Capital Expenditures     $   189   $    94  $   329   $   152
                                 ========  ======== ========  ========


                          BALANCE SHEET DATA
                             (Unaudited)
                        (Dollars in millions)

                                               June 30,   December 31,
                                               2007 (a)       2006
                                             ------------ ------------
Cash and Cash Equivalents                    $       169  $       986
Total Assets                                 $     8,224  $     5,904
Total Debt                                   $     1,787  $     1,046
Total Stockholders' Equity                   $     3,077  $     2,502
Total Debt to Capitalization Ratio (b)                37%          29%
---------------------------------------------
(a) The purchase price of the Shell and USA assets, both acquired in May 2007, have been preliminarily allocated to the assets and liabilities acquired based upon their fair market values at the date of acquisition. The allocations remain subject to change.

(b) Assuming the repayments on the revolving credit facility in July and August 2007 totaling $250 million had occurred during the 2007 second quarter, the Company's debt and debt to capitalization ratio on a pro forma basis would have been $1,537 million and 33% as of June 30, 2007, respectively.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------  -------- -------- --------
REFINING SEGMENT
 Total Refining Segment
  Throughput (thousand barrels
   per day)
   Heavy crude                         306       288      268      266
   Light crude                         275       236      246      236
   Other feedstocks                     31        20       25       18
                                  --------  -------- -------- --------
          Total Throughput             612       544      539      520
                                  ========  ======== ======== ========

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                        299       257      246      246
   Jet fuel                             75        66       69       67
   Diesel fuel                         140       129      122      114
   Heavy oils, residual products,
    internally produced fuel and
    other                              128       113      123      114
                                  --------  -------- -------- --------
          Total Yield                  642       565      560      541
                                  ========  ======== ======== ========

  Refining Margin ($/throughput
   bbl) (c)
   Gross                          $  21.76  $  17.88 $  17.92 $  13.44
   Manufacturing cost before
    depreciation and amortization $   4.11  $   3.36 $   4.26 $   3.55

  Segment Operating Income ($
   millions)
   Gross refining margin (after
    inventory changes) (d)        $  1,168  $    858 $  1,733 $  1,253
   Expenses
    Manufacturing costs                229       166      416      335
    Other operating expenses            58        38      108       77
    Selling, general and
     administrative                      8         5       16       10
    Depreciation and amortization
     (e)                                79        54      141      108
    Loss on asset disposals and
     impairments                         3         2        5        5
                                 ---------  -------- -------- --------
         Segment Operating Income $    791  $    593 $  1,047 $    718
                                  ========  ======== ======== ========

  Refined Product Sales (thousand
   barrels per day) (f)
   Gasoline and gasoline
    blendstocks                        326       279      289      275
   Jet fuel                             91        90       90       90
   Diesel fuel                         138       133      126      129
   Heavy oils, residual products
    and other                           99        82       93       82
                                  --------  -------- -------- --------
          Total Refined Product
           Sales                       654       584      598      576
                                  ========  ======== ======== ========

  Refined Product Sales Margin
   ($/barrel) (f)
   Average sales price            $  90.92  $  90.45 $  84.12 $  82.06
   Average costs of sales            72.05     74.24    68.49    70.09
                                  --------  -------- -------- --------
     Refined Product Sales Margin $  18.87  $  16.21 $  15.63 $  11.97
                                  ========  ======== ======== ========

---------------------------------
(c) Management uses gross refining margin per barrel to evaluate performance, allocate resources and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin before inventory changes by total refining throughput and may not be calculated similarly by other companies. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations and allocate resources. Manufacturing costs per barrel is calculated by dividing manufacturing costs by total refining throughput and may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(d) Gross refining margin is calculated as revenues less costs of feedstocks, purchased refined products, transportation and distribution. Gross refining margin approximates total refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. The adjustment for changes in refined product inventory resulted in a decrease in gross refining margin of $43 million and $27 million for the three months ended June 30, 2007 and 2006, respectively, and $14 million and $13 million for the six months ended June 30, 2007 and 2006, respectively. Gross refining margin also includes the effect of intersegment sales to the retail segment at prices which approximate market.

(e) Includes manufacturing depreciation and amortization per throughput barrel of approximately $1.34 and $1.01 for the three months ended June 30, 2007 and 2006, respectively, and $1.36 and $1.06 for the six months ended June 30, 2007 and 2006, respectively.

(f) Sources of total refined product sales include products manufactured at the refineries and products purchased from third parties. Total refined product sales margin includes margins on sales of manufactured and purchased refined products and the effects of inventory changes.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------  -------- -------- --------
Refining By Region
 California (Golden Eagle and Los
  Angeles) (g)(h)
  Throughput (thousand barrels
   per day)
   Heavy crude                         191       161      150      150
   Light crude                          10         -        5        2
   Other feedstocks                     17         8       10        8
                                  --------  -------- -------- --------
          Total Throughput             218       169      165      160
                                  ========  ======== ======== ========

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                        128       100       85       95
   Jet fuel                              8         -        4        -
   Diesel fuel                          56        50       43       43
   Heavy oils, residual products,
    internally produced fuel and
    other                               43        29       43       32
                                  --------  -------- -------- --------
          Total Yield                  235       179      175      170
                                  ========  ======== ======== ========

  Refining Margin ($/throughput
   bbl)
   Gross                          $  27.87  $  26.28 $  24.65 $  20.16
   Manufacturing cost before
    depreciation and amortization $   6.93  $   5.56 $   7.83 $   5.80

 Pacific Northwest (Alaska &
  Washington) (g)
  Throughput (thousand barrels
   per day)
   Heavy crude                          81        97       89       91
   Light crude                         104        73       83       69
   Other feedstocks                      9         7       11        6
                                  --------  -------- -------- --------
          Total Throughput             194       177      183      166
                                  ========  ======== ======== ========

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                         85        75       80       70
   Jet fuel                             33        29       30       29
   Diesel fuel                          37        32       34       26
   Heavy oils, residual products,
    internally produced fuel and
    other                               47        47       45       46
                                  --------  -------- -------- --------
          Total Yield                  202       183      189      171
                                  ========  ======== ======== ========

  Refining Margin ($/throughput
   bbl)
   Gross                          $  19.03  $  15.80 $  16.30 $  11.82
   Manufacturing cost before
    depreciation and amortization $   2.68  $   2.41 $   2.80 $   2.76

 Mid-Pacific (Hawaii)
  Throughput (thousand barrels
   per day)
   Heavy crude                          34        30       29       25
   Light crude                          53        56       56       61
                                  --------  -------- -------- --------
          Total Throughput              87        86       85       86
                                  ========  ======== ======== ========

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                         21        21       21       22
   Jet fuel                             24        27       25       28
   Diesel fuel                          16        13       15       13
   Heavy oils, residual products,
    internally produced fuel and
    other                               27        26       25       25
                                  --------  -------- -------- --------
          Total Yield                   88        87       86       88
                                  ========  ======== ======== ========

  Refining Margin ($/throughput
   bbl)
   Gross                          $   6.74  $   7.32 $   5.42 $   5.28
   Manufacturing cost before
    depreciation and amortization $   1.90  $   1.77 $   1.97 $   1.66
                                                                     -
---------------------------------
(g) The Company experienced reduced throughput and yield levels during scheduled maintenance turnarounds for the Los Angeles refinery during the 2007 second quarter, the Golden Eagle refinery during the 2007 and 2006 first quarters, the Utah refinery during the 2007 first quarter, and the Alaska refinery during the 2006 second quarter.

(h) Volumes and margins for 2007 include amounts for the Los Angeles refinery since acquisition on May 10, 2007, averaged over the periods presented. Throughput and yield averaged over the 51 days of operation were 89,000 bpd and 103,000 bpd, respectively.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)

                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  -------- --------- -------- --------
Mid-Continent (North Dakota &
 Utah) (g)
 Throughput (thousand barrels per
  day)
  Light crude                          108       107      102      104
  Other feedstocks                       5         5        4        4
                                  -------- --------- -------- --------
         Total Throughput              113       112      106      108
                                  ======== ========= ======== ========

 Yield (thousand barrels per day)
  Gasoline and gasoline
   blendstocks                          65        61       60       59
  Jet fuel                              10        10       10       10
  Diesel fuel                           31        34       30       32
  Heavy oils, residual products,
   internally produced fuel and
   other                                11        11       10       11
                                  -------- --------- -------- --------
         Total Yield                   117       116      110      112
                                  ======== ========= ======== ========

 Refining Margin ($/throughput
  bbl)
  Gross                           $  27.49 $   17.32 $  20.88 $  12.93
  Manufacturing cost before
   depreciation and amortization  $   2.84 $    2.75 $   3.08 $   2.95


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------  -------- -------- --------
RETAIL SEGMENT
 Number of Stations (end of
  period)
  Company-operated                    453       210      453      210
  Branded jobber/dealer               438       257      438      257
                                  --------  -------- -------- --------
   Total Stations                     891       467      891      467
                                  ========  ======== ======== ========

 Average Stations (during period)
  Company-operated                    353       210      273      210
  Branded jobber/dealer               361       256      315      259
                                  --------  -------- -------- --------
   Total Average Retail Stations      714       466      588      469
                                  ========  ======== ======== ========

 Fuel Sales (millions of gallons)
  Company-operated                    187        64      244      123
  Branded jobber/dealer                57        47      104       87
                                  --------  -------- -------- --------
        Total Fuel Sales              244       111      348      210
                                  ========  ======== ======== ========

 Fuel Margin ($/gallon) (i)       $  0.15   $  0.10  $  0.14  $  0.12
 Merchandise Sales ($ millions)   $    53   $    38  $    84  $    70
 Merchandise Margin ($ millions)  $    13   $    10  $    21  $    18
 Merchandise Margin %                  25%       26%      25%      26%

 Segment Operating Income (Loss)
  ($ millions)
  Gross Margins
   Fuel (j)                       $    37   $    11  $    49  $    26
   Merchandise and other non-fuel
    margin                             17        11       25       20
                                  --------  -------- -------- --------
   Total Gross Margins                 54        22       74       46
  Expenses
   Operating expenses                  41        23       61       45
   Selling, general and
    administrative                      6         6       13       12
   Depreciation and amortization        7         4       11        8
   Loss on asset disposals and
    impairments                         -         1        -        5
                                  --------  -------- -------- --------
   Segment Operating Income
    (Loss)                        $     -   $   (12) $   (11) $   (24)
                                  ========  ======== ======== ========

---------------------------------
(i) Management uses fuel margin per gallon to compare profitability to other companies in the industry. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volume and may not be calculated similarly by other companies. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income and revenues or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(j) Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

    CONTACT: Tesoro Corporation, San Antonio
             Investors:
             Scott Phipps, 210-283-2882
             Manager, Investor Relations
             or
             Media:
             Sarah Simpson, 210-283-2374
             Vice President, Corporate Communications